EXHIBIT 2(B)

STOCK OPTION PLAN

CHALLENGER ENERGY CORP.

2005 STOCK OPTION PLAN

1.                                       Purpose of the Plan

The purpose of the Plan is to provide certain directors, officers and key employees and consultants of the Corporation or a Subsidiary with an opportunity to purchase Common Shares and to benefit from the appreciation thereof. This will provide an increased incentive for these directors, officers, key employees and consultants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation to attract and retain individuals of exceptional skill.

2.                                       Defined Terms

Where used herein, the following terms shall have the following meanings, respectively:

2.1                                 “Board” means the board of directors of the Corporation;

2.2                                 “Common Shares” means the common shares of the Corporation or, in the event of an adjustment contemplated by Article 6 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

2.3                                 “Corporation” means Challenger Energy Corp., and includes any successor corporation thereof;

2.4                                 “Exchange” means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on the Toronto Stock Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board;

2.5                                 “Insider” means an insider as defined in subsection 1(i) of the Securities Act (Alberta) and includes an associate, as defined in subsection 1(a.1) of the Securities Act (Alberta), as such provisions are from time to time amended, varied or re-enacted, of any insider;

2.6                                 “Market Price” per Common Share at any date shall be as defined in the Company Manual of the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, such price as required by such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purpose by the Board). In the event that the Common Shares are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be determined by the Board in its sole discretion;

2.7                                 “Option” means an option to purchase Common Shares granted by the Board to certain directors, officers, key employees or consultants of the Corporation or a Subsidiary, subject to the provisions contained herein;

2.8                                 “Option Price” means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 6 hereof;

2.9                                 “Participants” means certain directors, officers, key employees or consultants of the Corporation or a Subsidiary to whom Options are granted and which Options or a portion thereof remain unexercised;

2.10                           “Plan” means the stock option plan of the Corporation, as the same may be amended or varied from time to time; and

2.11                           “Subsidiary” means a person or company considered to be a subsidiary entity of another person or company as described in clause 1.2(3) of Ontario Securities Commission’s Rule 45-501.

3.                                       Administration of the Plan

3.1                                 The Plan shall be administered by the Board. The Corporation shall effect the grant of Options under the Plan, in accordance with determinations made by the Board pursuant to the provisions of the Plan as to:

(a)                                  the directors, officers, key employees and consultants of the Corporation and, if applicable, any Subsidiaries to whom Options will be granted; and

(b)                                 the number of Common Shares which shall be the subject of each Option;

by the execution and delivery of instruments in writing in form approved by the Board.

3.2                                 The Board may, from time to time, adopt such rules and regulations for administering the Plan as it may deem proper and in the best interests of the Corporation and may, subject to applicable law, delegate its powers hereunder to administer the Plan to a committee of the Board. The Board will ensure that each Participant is a bona fide employee or consultant.

4.                                       Granting of Option

4.1                                 The Board from time to time shall grant Options to certain directors, officers, key employees and consultants of the Corporation or a Subsidiary. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time.

4.2                                 The aggregate number of Common Shares that may be issued pursuant to the exercise of Options awarded under the Plan and all other share compensation arrangements of the Corporation is 10% of the Common Shares outstanding from time to time, subject to the following limitations:

(a)                                  the aggregate number of Common Shares reserved for issuance to any one person under the Plan, together with all other share compensation arrangements of the Corporation, must not exceed 5% of the then outstanding Common Shares (on a non-diluted basis);

(b)                                 the aggregate number of Common Shares reserved for issuance to insiders, must not exceed 10% of the issued and outstanding Common Shares;

(c)                                  the aggregate number of Common Shares issuable to insiders within a one year period, must not exceed 10% of the issued and outstanding Common Shares;

(d)                                 the aggregate number of Common Shares issuable to any one consultant within a one year period, must not exceed 2% of the issued and outstanding Common Shares; and

(e)                                  the aggregate number of Common Shares issuable to any employee conducting investor relations activities within a one year period, must not exceed an aggregate of 2% of the issued and outstanding Common Shares.

The Common Shares in respect of which Options are not exercised shall be available for subsequent Options. No fractional shares may be purchased or issued hereunder.

4.3                                 The Option Price shall be fixed by the Board but under no circumstances shall any Option Price at the time of the grant be lower than the Market Price per Common Share or such other minimum price as may be required by any stock exchange on which the Common Shares are listed at the time of grant. Notwithstanding the foregoing, in certain circumstances, such as when an option is offered to an individual as an inducement to secure employment, the Option Price may be otherwise determined, but only with the prior consent of all stock exchanges on which the Common Shares are at that time listed.

4.4                                 The term of Options granted shall be determined by the Board in its discretion, to a maximum of 5 years from the date of the grant of the Option. The vesting period or periods within this period during which an Option or a portion thereof may be exercised by a Participant shall be determined by the Board.

5.                                       Exercise of Option

5.1                                 Subject to the Plan, an optionee (or his or her legal personal representative) may:

(a)                                  exercise from time to time by delivery to the Corporation, at its head office in Calgary, Alberta, of a written notice of exercise (“Exercise Notice”) specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the purchase price of the Common Shares then being purchased. Upon exercise of the Option, the Corporation will cause to be delivered to the optionee a certificate or certificates, representing such Common Shares in the name of the optionee or the optionee’s legal personal representative or otherwise as the optionee may or they may in writing direct; or

(b)                                 exercise the right (the “Put Right”) from time to time to require the Corporation to purchase all or any part of the Options of the optionee by delivery to the Corporation, at its head office in Calgary, Alberta, of a written notice of exercise (“Put Notice”) specifying the number of Options with respect to which the Put Right is being exercised. Upon the exercise of the Put Right, the Corporation will purchase from the optionee all of the Options specified in the Put Notice at a purchase price (the “Purchase Price”) equal to the excess of the Current Market Price, determined on the date of receipt of the Put Notice by the Corporation (the “Notice Date”), over the Exercise Price for each Option being purchased under the Put Right. Upon the exercise of the Put Right, the Corporation will cause to be delivered to the optionee a cheque representing the Purchase Price within three business days of the Notice Date. Notwithstanding the foregoing, the Board, or any committee of the Board to whom the operation of the Plan has been delegated, may at its sole discretion decline to accept the exercise of a Put Right at any time.

For purposes of this Section 5, the Current Market Price means the Market Price of the Common Shares effective on the Notice Date, or such lower price as the Board, or any committee of the Board to whom the operation of the Plan has been delegated, may determine. Notwithstanding the foregoing sentence, in the event that there has been a publicly announced take-over bid, amalgamation or other transaction involving the Common Shares, while such transaction is still outstanding, the Current Market Price shall be the consideration offered pursuant to such transaction (in the event that the consideration is other than cash, the Board of Directors shall determine the cash equivalent for the purpose of this provision).

6.                                       Adjustments in Shares

6.1                                 Appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the authorized or issued capital of the Corporation, which changes occur subsequent to the approval of the Plan by the Board.

6.2                                 Options granted to Participants hereunder are non-assignable, except in the case of the death of a Participant (which is provided for in section 8), and are exercisable only by the Participant to whom the Option has been granted.

7.                                       Decisions of the Board

All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers and employees eligible under the provisions of the Plan to participate therein.

8.                                       Termination of Employment/Death

8.1                                 Unless otherwise provided in the agreement evidencing the grant of Options, Options shall terminate at the earlier of: (i) the close of business 90 days after the Optionee ceasing (other than by reason of death) to be at least one of an officer, director, employee (in active employment carrying out regular and normal duties), or consultant of the Corporation or a subsidiary of the Corporation, as the case may be, (ii) the close of business 90 days after the Optionee has been provided with written notice of dismissal related to (i) above; and (iii) the expiry date of the Option.

8.2                                 If before the expiry of an Option in accordance with the terms thereof a Participant ceases to be an employee, officer, director or consultant by reason of the death of the Participant, any unvested portion of such Option shall immediately vest. In addition, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised by the legal personal representative(s) of the Participant’s estate or at any time before 5:00 p.m. Calgary time on the 90th day after the date of death of the Participant, subject to, at the discretion of the Board of Directors of the Corporation, to extension of the expiry. Notwithstanding the foregoing, in no event will an Option be exercisable at a date in excess of 1 year from the date of the Participant’s death.

8.3                                 The Plan does not confer upon a Participant any right with respect to continuation of employment by the Corporation or any Subsidiary, nor does it interfere in any way with the right of the Participant, the Corporation or the Subsidiary to terminate the Participant’s employment at any time.

8.4                                 Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by the Corporation or any of its Subsidiaries.

9.                                       Amendment or Discontinuance of Plan

9.1                                 The Board may amend or discontinue the Plan at any time without the consent of the Participants provided that such amendment shall not alter or impair any Option previously granted under the Plan except as permitted by the provisions of Article 6 hereof.

9.2                                 The Board may by resolution amend this Plan and any Options granted under it without shareholder approval, however, the directors will not be entitled to amend a stock option grant for a stock option held by an insider to lower the exercise price or to extend the expiry date without prior disinterested shareholder approval .

10.                                 Government Regulation

The Corporation’s obligation to issue and deliver Common Shares under any Option is subject to:

(a)                                  the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)                                 the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

(c)                                  the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

11.                                 Participants’ Rights

A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

12.                                 Effective Time of Grant

A grant of Options is effective as of 12:01 a.m. on the date of grant.

13.                                 Approvals

13.1                           In the event that the Common Shares become listed on an Exchange, any grants pursuant to the Plan from the date of listing shall be subject to acceptance by the Exchange. In addition, any material amendments to the Plan after such listing are subject to the prior approval of the Exchange.

13.2                           Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless such approval and acceptance is given.